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Exhibit 10.10
Addendum No. 2

[ETHICON ENDO-SURGERY, INC. LETTERHEAD]

December 13,2002

By Federal Express and Certified Mail

Fischer Imaging Corporation
Attention: Vice President Sales, Marketing & Service
12300 North Grant Street
Denver, Colorado 80241

Dear Sir

Re:
European Distributor Agreement

        As you know, in April, 2002, Ethicon Endo-Surgery, Inc. exercised its option to renew for an additional two-year period the DISTRIBUTOR AGREEMENT dated December 9, 1998, between Ethicon-Endo Surgery, Inc. and Fischer Imaging Corporation, as amended by Amendment No. 1 to Distributor Agreement dated December 9, 2000 (the DISTRIBUTOR AGREEMENT as amended, the "Agreement"). Subsequently the parties entered into good faith negotiations to determine transfer pricing and related terms during the renewal period.

        Attached please find the proposed pricing and related terms during the renewal period. All other terms and conditions of the Agreement remain the same subject to any further amendments in accordance with the terms of the Agreement. Kindly confirm you accept and agree to the attached pricing and related terms during the renewal period by signing, dating and returning to me a copy of this letter.

        If you have any questions, please do not hesitate to contact the undersigned at (513) 337-3395.

Very Truly Yours Ethicon Endo-Surgery, Inc.
/s/ ALAN RAE
Alan Rae Director, Business Development
Cc:
Office of Corporate Secretary, Fischer Imaging Corporation

ATTACHMENT

DISTRIBUTOR AGREEMENT between Ethicon Endo-Surgery, Inc. (EES) and Fischer Imagining Corporation (Fischer)

Summary of Transfer Price and Related Terms for the renewal period from October 10, 2002 through October 10, 2004:

1.
Transfer Price (T.P.) Schedule:

Product	Original T.P.			Tier I T.P.			Tier 2 T.P.
Mammotest Plus/S	$	[****	]	$	[****	]	$	[****	]
Mammotest "Select"		N/A		$	[****	]	$	[****	]
Extended Warranty (Annual)	$	[****	]	$	[****	]	$	[****	]

****Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Note: Extended warranty terms & conditions to be specified on a separate attachment.

  •
  Above prices will be effective for the period Oct 10, 2002 through Dec 31, 2003 inclusive. Prices for the period January 1 through October 9, 2004 are subject to negotiation and agreement, such negotiation to commence at the October 2003 business review meeting specified below.

  •
  All prices are FOB Denver.

  •
  Above prices are based on EES "target" purchase volume of 50 tables in the period 10/10/02—12/31/03.

  •
  Each party agrees to hold business reviews at the following periods during the contract: April 2003, July 2003, October 2003.

  •
  If EES fails to purchase an average of 8 tables in any calendar quarter (e.g. Jan 1 to Mar 31), then Fischer may elect to increase prices to the "Tier 2 T.P." level indicated above for the following quarter. The first opportunity for such a pricing review will be at the April 2003 business review.

  •
  Fischer may not apply any retrospective pricing increases under this agreement.

  •
  In the event that Fischer decides to increase the Transfer Price to the Tier 2 T.P., prices will revert to the Tier 1 T.P. once Ethicon purchases sufficient additional tables to equal the "contract to date target" as specified in the Target Pricing matrix below. The new Tier 1 T.P. will be effective immediately from that point forward.

Target Pricing matrix:

Calendar Quarters	Target Purchase Quantities	Contract to date target (80%)
Q4'02	10	8
Q1'03	10	16
Q2'03	10	24
Q3'03	10	32
Q4'03	10	40

2.
Target Product Mix:

•
Both parties desire that the Mammotest "Select" product will come to represent the majority of the product mix. To this end, following commercial launch of the "Select" product in Europe and mutual agreement on the key product features, EES agrees to promote this product as the preferred stereotactic prone table product within the countries of Italy, Germany, France and the United Kingdom. The Mammotest Plus/S product will continue to be offered to customers in all countries.

•
If, 6 months after launch of the "Select" product in Europe, the product mix (sales and/or customer orders) has not achieved at least 70% "Select" /30% Plus/S, Fischer may elect to increase prices to the "Tier 2 T.P." level indicated above for the following quarter.

•
Fischer may not apply any retrospective pricing increases under this section of the agreement.

•
If the average product mix reaches at least 70% "Select" in any subsequent quarter then Transfer Prices will immediately revert to the "Tier 1 T.P." level above, and these prices will be applied retroactively for all EES purchases during this quarter.

3.
Field Sales Cooperation:

•
Fischer Imaging and EES sales personnel in Europe shall endeavor to support sales of each others' products by conducting such activities as sharing sales leads, making joint sales calls, and so forth.

ACCEPTED AND AGREED TO:
FISCHER IMAGING CORPORATION
Name:	/s/ STEPHEN BURKE
Title:	CFO & EVP FINANCE
Ethicon Endo-Surgery, Inc.
Name:	/s/ STACY RAYMOND FOR RICHARD S. DAKERS Richard S. Dakers
Title:	Vice President New Business Development
Date:	2-21-03

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  Exhibit 10.10 Addendum No. 2